Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

YSX TECH CO., LTD.

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of YSX Tech. Co., Ltd. (the “Company”) of our report dated July 31, 2025, relating to the consolidated financial statements of the Company as of March 31, 2025 and 2024, and the related notes, included in the annual report on Form 20-F of the Company, initially filed with the U.S. Securities and Exchange Commission on July 31, 2025.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

February 13, 2026